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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              ARTIFICIAL LIFE, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                04-3253298
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)


      FOUR COPLEY PLACE, SUITE 102,
          BOSTON, MASSACHUSETTS                            02116
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
                                                           [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
                                                           [ ]

Securities Act registration statement file number to which this form relates: 333-64619 (if applicable).
         ---------

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, $.01 PAR VALUE PER SHARE
                     --------------------------------------
                                (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates herein by reference the following portions of the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933, as amended, on September 29, 1998 and amended on November 4, 1998 and November 18, 1998 as the same may be subsequently amended by amendments to the Registration Statement, and, to the extent applicable, such portions of any prospectus relating to such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended:

         Description of Capital Stock
                 --       Common Stock
                 --       Preferred Stock
                 --       Representatives' Warrants
                 --       Registration Rights
                 --       Delaware Law and Certain Charter and Bylaw Provisions

Item 2.  EXHIBITS.

         The Registrant incorporates herein by reference the following Exhibits to the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933, as amended, on September 29, 1998 and amended on November 4, 1998 and November 18, 1998 as the same may be subsequently amended by amendments to the Registration Statement:

                  (1) Amended and Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on September 29, 1998.

                  (2) Certificate of Amendment, dated October 29, 1998, to the Amended and Restated Certificate of Incorporation of the Registrant, filed as
Exhibit 3.1.1 to Amendment No. 1 to the Registration Statement on Form S-1, filed on November 4, 1998.

                  (3) Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed upon consummation of the Offering, filed as
Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1, filed on November 4, 1998.

                  (4) Bylaws of the Registrant, filed as Exhibit 3.3 to the Registration Statement on Form S-1, filed on September 29, 1998.

                  (5) Form of Restated Bylaws of the Registrant to become effective upon consummation of the Offering, filed as Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form S-1, filed on November 4, 1998.

                  (6) Specimen Common Stock Certificate, filed as Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-1, filed on November 18, 1998.

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                  (7) Form of Representatives' Warrant to be issued by the
Registrant to the Representatives, filed as Exhibit 4.2 to Amendment No. 2 to the Registration Statement as Form S-1, filed as November 18, 1998.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ARTIFICIAL LIFE, INC.



                                       By: /s/ Eberhard Schoneburg
                                           -------------------------------------
                                           Eberhard Schoneburg
                                           President and Chief Executive Officer

Dated:   November 18, 1998


TRADOCS: 1143387.2 (_$8r02!.doc)


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